Exhibit 10-a

To: Nordea Bank AB (publ) (the “Purchaser”)
8 June 2017
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser and ourselves as Seller dated 18 June 2012 as amended and extended from time to time, (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “five (5) years “ shall be replaced by “ten (10) years”, which, for the avoidance of doubt, means that the Receivables Purchase Agreement will terminate on 18 June 2022.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,
for and on behalf of
MERITOR HEAVY VEHICLES SYSTEMS CAMERI S.P.A.
By: /s/ Gian Luca Alberti
Name: Gian Luca Alberti
Title: Managing Director
By: /s/ Marco Signini
Name: Marco Signini
Title: Controller
We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.
for and on behalf of
Nordea Bank AB (publ)
By: /s/ Rasmus Nissen Hald
Name: Rasmus Nissen Hald
Title: Director
By: /s/ Peter Brink Jensen
Name: Peter Brink Jensen
Title: Director
for and on behalf of
Citicorp Trustee Company Limited

By: /s/ Michael Lombardi
Name: Michael Lombardi
Title: Director